UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2015

Date of Report

(Date of earliest event reported)

THE STAFFING GROUP LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-185083	99-0377457
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Poydras Street, Suite 1165, New Orleans, Louisiana 70130

(Address of principal executive offices, including zip code)

(504) 525-7955

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2015, The Staffing Group Ltd. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Pour Les Enfant, LLC, a Louisiana limited liability company (the “Buyer”). Pursuant to the Agreement, the Company, as sole shareholder of EmployUS Ltd., a Nevada corporation (“EmployUS”), will transfer to Buyer all outstanding shares and tangible assets of EmployUS. In consideration therefor, Buyer assumes all liabilities of EmployUS associated with monies owed to the Internal Revenue Service for late payroll taxes; and all corporate, personal, and validity guarantees associated the Crestmark Bank Loan and Security Agreement.

Pursuant to the Agreement, Brent Callais and Brian McLoone, directors and executives of the Company, each agree to transfer to the Company 4,550,000 shares of the Company’s common stock and one share of the Company’s preferred stock, for immediate cancellation.

The foregoing information is a summary of the Agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as exhibit 10.1 to this Current Report on Form 8-K. Readers should review the Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 2.01 Completion of Acquisition or Disposition of Assets

In connection with the Agreement described in Item 1.01 above, the Company disposed of all tangible assets of EmployUS.

Item 5.01 Changes in Control of Registrant

Due to the cancellation of the common stock and preferred stock as described above, there has been a change in control of the Company. Labor Smart, Inc. now holds majority voting control of the Company through its ownership of one share of the Company’s preferred stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2015, the Company received notice of the resignation of Brian McLoone as Chief Executive Officer and Director, and Brent Callais as Director. Their resignations are not the result of any disputes, claims or issues with the Company.

On December 31, 2015, the Board of Directors of the Company appointed Ms. Kimberly Thompson as Interim Chief Executive Officer of the Company. Prior to accepting this position, on December 23, 2015, the Company appointed Ms. Thompson, 48, to fill a vacancy on the Company’s board of directors, pursuant to the terms of a Securities Purchase Agreement entered into on December 18, 2015 with Labor Smart Inc. Ms. Thompson also holds the position of Chief Operating Officer for Labor SMART, Inc., a leading provider of on-demand staffing in the Southeast US and has held this position since November 2014. Additionally, Ms. Thompson is the Manager of Staff Fund I, LLC, a 51% owned subsidiary of the Company. There is currently no formal employment agreement or salary arrangement with Ms. Thompson, who is considered an at-will employee.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement entered into by and between the Company and Pour Les Enfant, LLC, dated December 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2015

LABOR SMART INC.
By:	/s/ Kimberly Thompson
Name:	Kimberly Thompson
Title:	Chief Executive Officer